UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2008

HealthSouth Corporation

(Exact name of Registrant as specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243

(Address of Principal Executive Offices, Including Zip Code)

(205) 967-7116

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01	Other Events
Item 9.01	Financial Statements and Exhibits

Item 8.01 Other Events

On March 31, 2008, HealthSouth Corporation (the “Company”) finalized the transaction contemplated by the previously reported agreement (the “Agreement”) with Daniel Corporation (the “Buyer”), a Birmingham, Alabama-based full-service real estate organization, pursuant to which the Buyer acquired the Company’s corporate campus for $43.5 million in cash and a 40% residual interest in the “Digital Hospital.” In addition, HealthSouth entered into a long-term lease arrangement with the Buyer to maintain its corporate headquarters on the property. Proceeds from this transaction will be used to pay down a portion of the Company’s debt.

A press release issued by the Company announcing the consummation of the transaction is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

By:	/S/ JOHN P. WHITTINGTON
Name: John P. Whittington
Title: Executive Vice President, General Counsel and Corporate Secretary

Dated:	April 1, 2008

EXHIBIT INDEX

Exhibit No.	Description
99	Press release of HealthSouth Corporation dated March 31, 2008.